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                        MISCELLANEOUS SERVICES AGREEMENT

     This Miscellaneous Services Agreement (the "Services Agreement") is made as of the 1st day of January, 1996, by and among American Mutual Life Insurance Company, an Iowa corporation having its corporate offices at 611 Fifth Avenue, Des Moines, Iowa 50309 ("AML"); AmerUs Group, Inc., an Iowa corporation having its corporate offices at 418 Sixth Avenue, Des Moines, Iowa 50309 ("AmerUs Group"); AmerUs Bank, a federal savings bank having its corporate offices at 418 Sixth Avenue, Des Moines, Iowa 50309 (the "Bank"); AmerUs Mortgage, Inc., an Iowa corporation having its corporate offices at 1516 35th Street, Suite 200, West Des Moines, Iowa ("AmerUs Mortgage"); Iowa Realty Company, Inc., an Iowa corporation having its corporate offices at 3501 Westown Parkway, West Des Moines, Iowa 50265 ("Iowa Realty"); Midland Homes, Inc., an Iowa corporation having its corporate offices at 4949 Westown Parkway, Suite 195, West Des Moines, Iowa 50266 ("Midland Homes"); Iowa Title Company, an Iowa corporation having its corporate offices at 100 Fourth Street, Des Moines, Iowa 50309 ("Iowa Title"); AmerUs Insurance, Inc., an Iowa corporation having its corporate offices at 4949 Westown Parkway, Suite 255, West Des Moines, Iowa 50266 ("AmerUs Insurance"); and AmerUs Finance, an Iowa corporation having its corporate offices at 611 Fifth Avenue, Des Moines, Iowa 50309 ("AmerUs Finance" and, together with AmerUs Group, the Bank, AmerUs Mortgage, Iowa Realty, Midland Homes, Iowa Title, AmerUs Insurance, the "AmerUs Companies").

     WHEREAS, in the course of the operation and administration of the business of the AmerUs Companies, the AmerUs Companies will require certain services from AML; and

     WHEREAS, AML is prepared to provide such services to the AmerUs Companies on the basis described in this Services Agreement; and

     Now, therefore, in consideration of the mutual promises and covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, AML and the AmerUs Companies do hereby agree as follows:

ARTICLE I.     SERVICES TO BE PROVIDED

     Section 1.01. For a period of up to twelve (12) months after the date hereof (hereinafter referred to as the "Services Period") and from month to month thereafter until terminated in accordance with the provisions contained in
Article V hereof, AML shall provide each of the AmerUs Companies with those services described in the appropriate schedule to this Services Agreement (the "Schedules"), which Schedules are attached hereto and made a part hereof.

     Section 1.02. The parties agree that any ancillary or support services necessary or, in the usual and customary manner and the normal course of business, associated with the specific services described in the Schedules shall be deemed to be included in, and governed by, this Services Agreement unless specifically excluded.



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     Section 1.03.  The parties agree that on forty-five (45) days' prior written notice to the affected AmerUs Company, AML may modify the services described in the Schedule for such company, provided that:

     (a) Such modified services shall be equivalent to or better than the services being replaced; and

     (b) The affected AmerUs Company consents to the modified services, its consent not to be unreasonably withheld.

ARTICLE II.    ADEQUATE STAFF AND FACILITIES

     Section 2.01. During the Service Period, AML shall maintain adequate staff, support services and facilities as may be necessary to perform its responsibilities under this Services Agreement.

ARTICLE III.   RESPONSIBLE PERSONS

     Section 3.01. AML and each of the AmerUs Companies shall each appoint in writing one or more individuals who shall serve as contact person(s) for purposes of the carrying out of this Services Agreement. Such contact person(s) shall be authorized to act on behalf of their respective parties as to matters pertaining to this Services Agreement.

ARTICLE IV.   COMPENSATION

     Section 4.01. Except as otherwise provided in the Schedules, in connection with the services to be performed under this Services Agreement, the AmerUs Companies shall compensate AML as set forth in this Article IV.

     Section 4.02. For each of the services described in the Schedules, the parties have agreed to the compensation set forth for such services or reports on the appropriate schedule.

     Section 4.03. Bills shall be rendered within fifteen (15) business days after the first of the month and payment shall be remitted within fifteen (15) business days after receipt of a proper bill. If an AmerUs Company determines that the services performed hereunder by AML are not satisfactory or that the fees charged are in excess of those provided for in this Services Agreement, the affected AmerUs Company is hereby authorized to withhold payment for such service until the matter in dispute is resolved or the fees charged are substantiated or adjusted appropriately. Adjustments for errors on previous billings and for a final settlement shall be made no more than sixty (60) days after this Services Agreement terminates.


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ARTICLE V.     TERM AND TERMINATION

     Sectin 5.01.   Unless this Services Agreement is otherwise terminated
according to its provisions and except as may otherwise be provided in the Schedules, AML shall be obligated to provide, and the AmerUs Companies shall be obligated to pay for, the services and reports described in the Schedules during the Service Period.

     Section 5.02. Except as otherwise provided in this Services Agreement, during the Servie Period or any Extension Period, AML may terminate this Services Agreement at its option, at any time, upon sixty (60) days' written notice to any one or all of the AmerUs Companies. In addition, AML may terminate or substantially reduce any one or more of the services to be furnished hereunder by AML, but such termination shall not be deemed to terminate this Services Agreement in its entirety.

     Section 5.03. This Services Agreement, or any service provided hereunder, may be terminated or substantially reduced at an time by mutual consent of the parties. The termination of any one or more, but less than all, of the services provided hereunder by AML shall not be deemed to terminate this Services Agreement in its entirety.

ARTICLE VI.   MISCELLANEOUS

     Section 6.01. This Services Agreement is the complete and exclusive statement of the agreement between the parties and supersedes all prior agreements and representations between them relating to the subject matter of this Services Agreement except as set forth on Schedule 6.01. Amendments to this Services Agreement shall not be effective unless in writing and signed by the duly authorized representative of the party against whom enforcement of the amendment is sought.

     Section 6.02. Any notice or other communication given pursuant to this Services Agreement shall be given in writing to the other party at the address stated herein or at such other address as such party shall specify by notice hereunder. Such notice shall be conclusively deemed to be served when delivered personally or three (3) calendar days after sending by registered mail or one
(1) business day after sending by telecopy or telex or similar electronic means.

     Section 6.03. This Services Agreement and the rights and duties of the parties shall be governed by and construed in accordance with the internal laws of the State of Iowa, without regard to principles of conflicts of laws.

     Section 6.04. No delay or failure by any party to exercise any of its rights or remedies hereunder shall operate as a waiver thereof. Each party shall reimburse the other parties for all expenses, including reasonable attorneys' fees, incurred by the other party in exercising any of its rights or remedies hereunder, or resulting from any default by the reimbursing party.


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     Section 6.05.  This Services Agreement shall be binding upon the parties and their respective successors and assigns and shall inure to the benefit of the parties and to the benefit of their successors and assigns.

     Section 6.06. Nothing herein contained is intended to confer upon any person, other than the parties and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Services Agreement.



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     IN WITNESS WHEREOF, the parties hereto have executed this Miscellaneous
Services Agreement effective as of the day and year first above written.

AMERICAN MUTUAL LIFE                    AMERUS GROUP, INC.
   INSURANCE COMPANY

                                        By /s/ D. Richard Ten Braak
                                           -------------------------------
By /s/ Roger K. Brooks                     D. Richard Ten Braak, Chief
   ------------------------------          Financial Officer
   Roger K. Brooks,  President

AMERUS MORTGAGE, INC.                   AMERUS BANK


By  /s/ James F. Taylor                 By /s/ Marcia S. Hanson
    ------------------------------         ------------------------------
    James F. Taylor, President               Marcia S. Hanson, President



IOWA REALTY COMPANY, INC.               MIDLAND HOMES, INC.


By: /s/ R. Michael Knapp                By:  /s/ Ted Grob
    ------------------------------          ------------------------------
       R. Michael Knapp, President           Ted Grob, President



IOWA TITLE COMPANY                      AMERUS INSURANCE, INC.


By: /s/  Connie Wimer                   By:  /s/ Robert J. Lippold
    ------------------------------          ------------------------------
       Connie Wimer, President               Robert J. Lippold, President



AMERUS FINANCE, INC.


By: /s/ Thomas R. Bernau
    ----------------------
      Thomas R. Bernau, President




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